Exhibit 10.8
PROMISSORY NOTE

Principal $5,200,000.00	Loan Date 03-16-2004	Maturity 03-01-2034	Loan No 01-33-20070	Call / Coll	Account	Officer CC	Initials Not Legible
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	MONTEREY PALMS SELF STORAGE, LLC (TIN: 32-0038133) 2601 MAIN STREET, SUITE 1330 IRVINE, CA 92614	Lender:	LA JOLLA BANK, FSB 389 N. ESCONDIDO BLVD. ESCONDIDO, CA 92025

Principal Amount: $5,200,000.00	Initial Rate: 7.000%	Date of Note: March 16, 2004
PROMISE TO PAY. MONTEREY PALMS SELF STORAGE, LLC (“Borrower”) promises to pay to LA JOLLA BANK, FSB (“Lender”), or order, in lawful money of the United States of America, the principal amount of Five Million Two Hundred Thousand & 00/100 Dollars ($5,200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate will not increase above 10.500%.
PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule: 24 monthly consecutive interest payments, beginning April 1, 2004, with interest calculated on the unpaid principal balances at an interest rate of 7.000% per annum; 335 monthly consecutive principal and interest payments in the initial amount of $30,366.22 each, beginning April 1, 2006, with interest calculated on the unpaid principal balances at an interest rate based on the THE LOWEST NEW YORK PRIME RATE IN EFFECT ON THE FIRST BUSINESS DAY OF THE MONTH (CYCLE) AS PUBLISHED IN THE MONEY RATE SECTION OF THE WEST COAST EDITION OF THE WALL STREET JOURNAL, (currently 4.000%), plus a margin of 0.500 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 5.500%; and one principal and interest payment of $30,368.30 on March 1, 2034, with Interest calculated on the unpaid principal balances at an interest rate based on the THE LOWEST NEW YORK PRIME RATE IN EFFECT ON THE FIRST BUSINESS DAY OF THE MONTH (CYCLE) AS PUBLISHED IN THE MONEY RATE SECTION OF THE WEST COAST EDITION OF THE WALL STREET JOURNAL, (currently 4.000%), plus a margin of 0.500 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 5.500%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Interest on this Note during the initial interest only payment period is computed on a 3651365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Interest on this Note during the permanent loan phase is computed on a 301360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the THE LOWEST NEW YORK PRIME RATE IN EFFECT ON THE FIRST BUSINESS DAY OF THE MONTH (CYCLE) AS PUBLISHED IN THE MONEY RATE SECTION OF THE WEST COAST EDITION OF THE WALL STREET JOURNAL, (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each 6 MONTHS. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.000% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 5.500% per annum or more than (except for any higher default rate shown below) the lesser of 10.500% per annum or the maximum rate allowed by applicable law. Notwithstanding the above provisions, the maximum increase or decrease in the interest rate at any one time on this loan will not exceed 2.000 percentage points. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.
PREPAYMENT FEE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: If the aggregate amount of principal prepaid during months 25 through 36, from the date of funding, exceeds twenty percent (20%) of the original principal amount of this Note, the Borrower shall pay Lender a penalty equal to three percent (3%) of the original principal amount of this Note.
If the aggregate amount of principal prepaid during months 37 through 48, from the date of funding, exceeds twenty percent (20%) of the original principal amount of this Note, the Borrower shall pay Lender a penalty equal to two percent (2%) of the original principal amount of this Note.
If the aggregate amount of principal prepaid during months 49 through 60, from the date of funding, exceeds twenty percent (20%) of the original principal amount of this Note, the Borrower shall pay Lender a penalty equal to one percent (1%) of the original principal amount of this Note.
•	Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it Is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: LA JOLLA BANK, FSB; 389 N. ESCONDIDO BLVD.; ESCONDIDO, CA 92025.
INTEREST RESERVES. Borrower authorizes Lender to place $436,800.00 of the Principal Amount as an interest reserve, which is an estimate of the interest due on the Note for the draw phase (“Interest Reserve”). All interest payments shall be paid from the Interest Reserve. Lender may automatically deduct accrued unpaid interest from the Interest Reserve. Interest will accrue, as described in this Note, on amounts deducted from the Interest Reserve. In the event the interest due under this Note for the draw phase exceeds the Interest Reserve, Borrower will pay accrued unpaid interest when due according to the terms of this Note. At the end of the draw phase. Lender will advance or disburse the remaining Interest Reserve, if any, to Borrower.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is greater.
INTEREST AFTER DEFAULT. Upon default, the variable interest rate on this Note shall immediately increase by 3.000 percentage points, if permitted under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Environmental Default. Failure of any party to comply with or perform when due any term, obligation, convenant or condition contained in any environmental agreement executed in connection with any loan.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower’s existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any

PROMISSORY NOTE

Loan No: 01-33-20070	(Continued)	Page
proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.
GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of SAN DIEGO County, State of California.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:
(A) a Construction Deed of Trust dated March 16, 2004, to a trustee in favor of Lender on real property located in RIVERSIDE County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender’s option, declare immediately due and payable all sums secured by the Construction Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.
(B) an Assignment of All Rents to Lender on real property located in RIVERSIDE County, State of California.
(C) collateral described in a Commercial Security Agreement dated March 16, 2004.
LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: LA JOLLA BANK, FSB, 389 N. ESCONDIDO BLVD., ESCONDIDO, CA 92025
GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.